EXHIBIT (a)(2)

                 AGREEMENT OF ASSIGNMENT AND TRANSFER
           FOR UNITS OF BENEFICIAL ASSIGNMENT CERTIFICATES
                                  OF
                         CAPITAL SOURCE L.P.



Please make any corrections to name/mailing address in space above.

I hereby tender to Madison Liquidity Investors 104, LLC, a Delaware limited liability company (the "Purchaser"), the number of Units of Beneficial Assignment Certificates set forth above (including any and all other Units or other securities issued or issuable in respect of such Unit on or after the date hereof) (collectively, the "Units") in Capital Source L.P., a Delaware limited partnership (the "Partnership"), for $10.00 per Unit in cash, without any interest thereon, (reduced by the amount of (i) any transfer fee payable to the Partnership in respect of the Units tendered hereby and (ii) any cash distributions made to me by the Partnership on or after May 13,
1999) in accordance with the terms and subject to the conditions of Purchaser's Offer to Purchase attached as Exhibit (a)(1) to Schedule 14D-1 dated May 13, 1999 (the "Offer to Purchase") and this Agreement of Assignment and Transfer (which, together with the Offer to Purchase and any supplements or amendments, constitutes the "Offer"). I acknowledge that I have received the Offer to Purchase.
 The Offer, the proration period (described further in Section 4 of the Offer to Purchase) and the withdrawal rights (described further in Section 5 of the Offer to Purchase) will remain open until 5:00 p.m. Eastern Standard Time on June 17, 1999, subject to extension at the discretion of the Purchaser (the "Termination Date"). It is understood that payment for the Units tendered hereby will be made by check mailed to me at the address above promptly after the date of the Partnership's confirmation that the transfer of the Units to the Purchaser is effective, subject to Section 4 ("Proration") and
Section 5 ("Withdrawal Rights") of the Offer to Purchase. The Offer is subject to Section 13 ("Conditions of the Offer") of the Offer to Purchase.

Subject to, and effective upon, acceptance of this Agreement of Assignment and Transfer and payment for the Units tendered hereby in accordance with the terms and subject to the conditions of the Offer, I hereby sell, assign, transfer, convey and deliver (the "Transfer") to the Purchaser, all of my right, title and interest in and to the Units tendered hereby and accepted for payment pursuant to the Offer and any and all non-cash distributions, other Units or other securities issued or issuable in respect thereof on or after May 13, 1999, including, without limitation, to the extent that they exist, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever and whenever distributable or allocable to the Units under the Partnership's limited partnership agreement (the "Limited Partnership Agreement"), (i) unconditionally to the extent that the rights appurtenant to the Units may be transferred and conveyed without the consent of the general partners of the Partnership (collectively, the "General Partner"), and (ii) in the event that the Purchaser elects to become a substituted limited partner of the Partnership, subject to the consent of the General Partner to the extent such consent may be required in order for the Purchaser to become a substituted limited partner of the Partnership.

It is my intention that the Purchaser and its designees, if any of them so elects, succeed to my interest as a Substitute Limited Partner, as defined in the Limited Partnership Agreement, in my place with respect to the transferred Units. In the event this Transfer shall not result, for any reason, in the substitution of the Purchaser or its designee as a Substitute Limited Partner, this Agreement of Assignment and Transfer shall serve as notice to the General Partner of the assignment set forth herein. It is my understanding, and I hereby acknowledge and agree, that the Purchaser and its designees shall be entitled to receive all distributions of cash or other property from the Partnership attributable to the transferred Units that are made on or after May 13, 1999, including, without limitation, all distributions of distributable cash flow and net cash proceeds, without regard to whether the cash or other property that is included in any such distribution was received by the Partnership before or after the Transfer and without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after the Transfer. It is my further understanding, and I further acknowledge and agree, that the taxable income and taxable loss attributable to the transferred Units with respect to the taxable period in which the Transfer occurs shall be divided among and allocated between me and the Purchaser and its designees as provided in the Limited Partnership Agreement, or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and the Purchaser. I represent and warrant that I have the full right, power and authority to transfer the subject Units and to execute this Agreement of Assignment and Transfer and all other documents executed in connection herewith without the joinder of any other person or party, and if I am executing this Agreement of Assignment and Transfer or any other document in connection herewith on behalf of a business or other entity other than an individual person, I have the right, power and authority to execute such documents on behalf of such entity without the joinder of any other person or party.

Subject to Section 5 ("Withdrawal Rights") of the Offer to Purchase, I hereby irrevocably constitute and appoint the Purchaser and its designees as my true and lawful attorneys-in-fact and proxies, in the manner set forth in the Agreement of Assignment and Transfer, with respect to the Units tendered by me and accepted for payment by the Purchaser (and with respect to any and all other Units or other securities issued or issuable in respect of such Unit on or after the May 13, 1999) each with full power of substitution, to the full extent of my rights (such power of attorney and proxy being deemed to be an irrevocable power coupled with an interest) (i) to seek to transfer ownership of such Units on the Partnership's books (and to execute and to deliver any accompanying evidences of transfer and authenticity which the Purchaser, the Partnership or the General Partner may deem necessary or appropriate in connection therewith, including, without limitation, any documents or instruments required to be executed under a "Transferor's (Seller's) Application for Transfer" created by the NASD, if required), (ii) to become a Substitute Limited Partner, (iii) to receive any and all distributions made or declared by the Partnership after May 13, 1999, (iv) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units in accordance with the terms of the Offer, (v) to execute and deliver to the Partnership and/or the General Partner (as the case may be) a change of address form instructing the Partnership to send any and all future distributions to which the Purchaser is entitled pursuant to the terms of the Offer in respect of tendered Units to the address specified in such form, (vi) to endorse any check payable to or upon the order of me representing a distribution to which the Purchaser is entitled pursuant to the terms of the Offer, in each case on my behalf, in favor of the Purchaser or any other payee the Purchaser otherwise designates, (vii) to exercise all of my voting and other rights as any such attorney-in-fact in their sole discretion may deem proper at any meeting of Unitholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise, (viii) to act in manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units, (ix) to execute a Loss and Indemnity Agreement relating to the Units on my behalf I fail to include my original certificate(s) (if any) representing the Units with this Agreement of Assignment and Transfer, or (x) to commence any litigation that the Purchaser or its designees, in their sole discretion, deem necessary to enforce any exercise of the Purchaser's or such designees powers as my attorneys-in-fact as set forth herein.

The Purchaser or its designees shall not be required to post bond of any nature in connection with this power of attorney. I hereby direct the Partnership and the General Partner to remit to the Purchaser and its designees any distributions made by the Partnership with respect to the Units on or after May 13, 1999. To the extent that any distributions are made by the Partnership with respect to the Units on or after May 13, 1999, which are received by me, I agree to promptly pay over such distributions to the Purchaser. I further agree to pay any costs incurred by the Purchaser and its designees in connection with the enforcement of any of my obligations hereunder or my breach of any of the agreements, representations and warranties made by me herein. All prior powers of attorney and proxies granted by me with respect to the Units (and such other Units or securities) are, without further action, hereby revoked and no subsequent powers of attorney or proxies may be given and no subsequent consent may be executed (and if given or executed, will not be deemed effective.) The appointment contained herein will be effective upon receipt by the Purchaser of this Agreement of Assignment and Transfer.

I hereby direct the General Partner to immediately change my address of record as the registered owner of the Units to be transferred herein to that of the Purchaser or its designees, conditional solely upon the Purchaser's execution of this Agreement.

IF LEGAL TITLE TO THE UNITS IS HELD THROUGH AN IRA OR KEOGH OR SIMILAR ACCOUNT, I UNDERSTAND THAT THIS AGREEMENT MUST BE SIGNED BY THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT. FURTHERMORE, I HEREBY AUTHORIZE AND DIRECT THE CUSTODIAN OF SUCH IRA OR KEOGH TO CONFIRM THIS AGREEMENT.

I hereby represent and warrant to the Purchaser that I (i) have received and reviewed the Offer to Purchase, (ii) own the Units and have full power and authority to validly sell, assign, transfer, convey and deliver to the Purchaser and its designees the Units,
(iii) that effective when the Units are accepted for payment by the Purchaser and its designees, I hereby convey to the Purchaser and its designees, and the Purchaser and its designees will hereby acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the Units will not be subject to any adverse claim, and (iv) this Transfer is made in accordance with all applicable laws and regulations. I further represent and warrant that I am a "United States person," as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

By executing and returning the Agreement of Assignment and Transfer, I hereby represent that either (a) the undesigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an entity deemed to hold "plan assets" within the meaning of 29.C.F.R.
Section 2510.3-101 of any such plan; or (b) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

I hereby release and discharge the General Partner and its officers, shareholders, directors, employees and agents from all actions, causes of action, claims or demands I have, or may have, against the General Partner that result from the General Partner's reliance on this Agreement of Assignment and Transfer or any of the terms and conditions contained herein. I hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive my death or incapacity and all of my obligations shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. In addition, I hereby agree not to offer, sell or accept any offer to purchase any or all of the Units to or from any third party while the Offer remains open. Upon request, I will execute and deliver any additional documents deemed by the Purchaser and its designees to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

I recognize that, if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Units validly tendered on or prior to the Expiration Date and properly withdrawn, the maximum number of Units permitted pursuant to the Offer on a pro rata basis, with adjustments to avoid purchases of certain fractional Units and purchases which would violate the terms of the Offer or the Partnership's Limited Partnership Agreement, based upon the number of Units validly tendered prior to the Expiration Date and not properly withdrawn.

I HEREBY CERTIFY, UNDER PENALTIES OF PERJURY, THAT THE STATEMENTS IN BOX A, BOX C, BOX D AND, IF APPLICABLE, BOX E BELOW ARE TRUE AND
CORRECT.

By its placing its signature below, the Purchaser agrees to accept all the terms and provisions of the Limited Partnership Agreement in connection with and subject to the Transfer set forth herein,

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. I waive any claim that any State or Federal court located in the State of Delaware is an inconvenient forum, and waive any right to trial by jury.

                   PLEASE COMPLETE ALL SHADED AREAS
                    SIGN HERE TO TENDER YOUR UNITS

                                BOX A
                    (See Instructions to Complete
             Agreement of Assignment and Transfer - Box A)

                                                    All
Date:__________________, 1999   ____________________________________________
                                (If you desire to sell less than all of your
                                 Units, strike "All" and indicate the number
                                         of Units to be sold)

_______________________    ______________    _____________________________
Your Social Security or    Your Telephone      Signature of Co-Seller and
Taxpayer Identification        Number        Medallion Signature Guarantee
        Number                                      (if applicable)

________________________________________________
Your Signature and Medallion Signature Guarantee

_____________________________________________________
Custodian Signature and Medallion Signature Guarantee
       (Required if units held in IRA/KEOGH)

Please note: A Medallion Signature Guarantee is similar to a notary, but is provided by your bank or brokerage house where you have an account.


                                BOX B

                    MEDALLION SIGNATURE GUARANTEE
                      (Required for all Sellers)

              (See Instructions to Complete Agreement of
                   Assignment and Transfer - Box B)

Name and Address of Bank or Brokerage House:_________________________________

Authorized Signature of Bank or Brokerage House Representative:______________

Title:__________________

Name:____________________________________________

Date:________________ ,199

Please note: A Medallion Signature Guarantee is similar to a notary, but is provided by your bank or brokerage house where you have an account.

                                BOX C

                         SUBSTITUTE FORM W-9

               (See Instructions to Complete Agreement
                 of Assignment and Transfer - Box C)

The person signing this Agreement of Assignment and Transfer hereby certifies the following to the Purchaser under penalties of perjury:

       (i) The TIN set forth in the signature box in Box A of this Agreement of Assignment and Transfer is the correct TIN of the
Unitholder, or if this box [   ] is checked, the Unitholder has
applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Unitholder intends to mail or deliver an application in the near future (it being understood that if the Unitholder does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Unitholder thereafter will be withheld until a TIN is provided to the Purchaser); and

       (ii) Unless this box [ ] is checked, the Unitholder is not subject to backup withholding either because the Unitholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) if you are unable to certify that the Unitholder is not subject to backup withholding.

                                BOX D

                           FIRPTA AFFIDAVIT

                (See Instructions to Complete Agreement
                  of Assignment and Transfer - Box D)

Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Unitholder's interest in the Partnership, the person signing this Agreement of Assignment and Transfer hereby certifies the following under penalties of perjury:

(i) Unless this box [ ] is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box in Box A of this Agreement of Assignment and Transfer; and (iii) the Unitholder's home address (for individuals) or office address (for non-individuals), is correctly printed (or corrected) on the top of this Agreement of Assignment and Transfer. If a corporation, the jurisdiction of incorporation is ________________________.

The person signing this Agreement of Assignment and Transfer understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

                                BOX E

                         SUBSTITUTE FORM W-8

               (See Instructions to Complete Agreement
                 of Assignment and Transfer - Box E)

By checking this box [ ], the person signing this Agreement of Assignment and Transfer hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:

(i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

(ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

(iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker.


AGREED TO AND ACCEPTED:
Madison Liquidity Investors 104, LLC


By:_________________________________